U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) October 1, 2003

WESTERN SIZZLIN CORPORATION
(formerly Austins Steaks & Saloon, Inc.)

(Exact Name of Registrant As Specified In Its Charter)

Delaware	0-25366	86-0723400
(State Or Other Jurisdiction Of Incorporation or Organization)	(Commission File No.)	(IRS Employer Identification Number)

317 Kimball Avenue, N.E. Roanoke, VA 24016
(Address of Principal Executive Offices) (Zip Code)

(540) 345-3195
(Telephone Number)

AUSTINS STEAKS & SALOON, INC.
(Former name or former address, if changed since last report)

Form 8-K

Item 5.    Other Events and Regulation FD Disclosure

Effective October 1, 2003, the Company’s wholly owned subsidiary, The Western Sizzlin Corporation was merged into the Company.  On the same date, the Company amended its Certificate of Incorporation to change the name from “Austins Steaks & Saloon, Inc.” to “Western Sizzlin Corporation.”  The Amendment to the Certificate of Incorporation was approved by solicitation of written consents without a meeting pursuant to Section 228 of the General Corporation Law of Delaware.  On September 30, 2003, the 60th day following the date of the first consent received,  Stockholders owning 6,495,149 shares or 53.4% percent of the outstanding common stock had submitted written consents to the action.

Item 7.    Financial Statements and Exhibits

(c)           Exhibits.

3.1.2 Amendment to Certificate of Incorporation, October 1, 2003.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTERN SIZZLIN CORPORATION

	By	/s/ Robyn B. Mabe
Robyn B. Mabe
Chief Financial Officer

October 1, 2003
(Date)